Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 27, 2007, except for Note 12, as to which the date is August 29, 2008, included in the joint proxy statement/prospectus of Bookham, Inc. that is made a part of the Registration Statement on Form S-4 of Bookham, Inc. for the registration of 96,867,383 shares of its common stock.
/s/ Ernst & Young LLP
San Jose, California
February 23, 2009